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                                                                     [LOGO] AT&T
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                                  [LOGO] AT&T

                         AT&T ASIA/PACIFIC GROUP LTD.

                                    AND

                             TELEINFO CO. LTD.

                                    AND

                             CYBER 2000 LIMITED


                  ---------------------------------------------
                              SERVICES AGREEMENT
                  ---------------------------------------------

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                                 AT&T PROPRIETARY
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      Agreement

2     CUSTOMER RESPONSIBILITIES AND COMMITMENTS

2.1 Customer represents and warrants that it is empowered to negotiate this Agreement on behalf of itself and its affiliates.

2.2 Customer shall assign necessary points of contact to assist in the implementation of this Agreement.

2.3 Customer shall: (a) provide to AT&T all information necessary to perform any functions under this Agreement; (b) report to AT&T any installation related problems with Services pursuant to this Agreement; and (c) order all changes to any Services provided hereunder through AT&T. If the Customer fails to comply with the obligations set forth in this sub-clause 2.3, AT&T may cease performing the duties set forth in this Agreement including, but not limited to, acting as Customer's agent.

3     AT&T RESPONSIBILITIES AND COMMITMENTS

3.1   AT&T shall provide the Services described in the Attachments.

3.2 Unless otherwise specified in this Agreement, AT&T shall provide all necessary tools and equipment, which will remain the property of AT&T. All systems, software and techniques made available by AT&T for use in the provision of Services shall remain the sole property of AT&T, and Customer shall not acquire any rights thereto.

4     PRICING, PAYMENTS AND TAXES

4.1 The prices for each Service and terms of payment by Customer are set out in the Attachments. All prices are exclusive of all applicable value added, sales, use or excise taxes.

4.2 All charges under this Agreement (including charges of third parties which AT&T aggregates for consolidated billing) shall be in United States (US) dollars. Customer may, however, choose to be billed in a different currency. In such cases, currency conversion gains or losses due to rate fluctuation will be passed on to the Customer. Therefore, bills in a currency other than the US dollars may show a decrease or increase on the recurring charges over the prior bills.

4.3 Billing to Customer will be in accordance to the payment schedule listed in attachment C of this contract. Bills from AT&T to the Customer are payable upon presentation of the bill.

4.4 Customer agrees to pay all taxes, duties, levies, and other similar charges, however designated, imposed as a result of the existence or operation of this Agreement, including but not limited to any tax which Customer is required by a foreign taxing authority to withhold or deduct from payments to AT&T.

4.5   In the bill, all taxes will be added as a separate item by country.

5     COMMENCEMENT OF SERVICE AND TERM

5.1 When signed by both Parties, this Agreement will be effective from the Service


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         Commencement Date stated in the Attachment, and for an initial term also stated in the Attachment.

5.2 All new Services ordered by Customer under this Agreement will become an integral part of this Agreement as of the date AT&T accepts the Customer's order.

5.3 AT&T may cancel the provision of any Service, or portion thereof in a country if provision of that Service or portion thereof in that country is determined to be a violation of any applicable law or regulation of that country. AT&T will take all reasonable efforts to provide a functional equivalent substitute service that does not violate any applicable law or regulation. Customer shall pay for any portion of the canceled service that it has used. If Customer approves of any substitute AT&T service, it will take and receive that substitute service under the terms and conditions of this Agreement. Any pricing terms for substitute service will be separately negotiated. Customer shall not incur termination charges under this Agreement if it cancels the Service described herein and replaces it with other AT&T service(s).

6        TERMINATION

6.1 Notwithstanding the term of this Agreement, either party may terminate this Agreement upon ninety (90) days' written notice to the other Party and Customer shall be liable for payment of all non-recurring, installation and one-time charges not previously paid; plus other termination charges for Services listed in the Attachments to this Agreement; plus other third party cancellation charges which AT&T is unable to avoid.

6.2 If Customer fails to pay outstanding charges after ten (10) days' written notice of delinquency, or if Customer fails to perform or observe any other material term or condition of this Agreement for ninety (90) days after receipt of written notice from AT&T of such failure, Customer shall be in default and AT&T may terminate the Services which are the subject of such delinquency, failure or non observance. Customer shall then be liable for payment of all non-recurring, installation and one-time charges not previously paid, plus other termination charges for Services listed in the Attachments to this Agreement; plus other third party cancellation charges which AT&T is unable to avoid.

6.3 If AT&T fails to perform or observe any material term or condition of this Agreement for ninety (90) days after the receipt of written notice from Customer of such failure, Customer may terminate the Services which are the subject of such delinquency, failure or non observance, except for payment of equipment and services which have been agreed and approved by the customer, plus other third party cancellation charges which AT&T is unable to avoid. Customer shall have no further obligation for payment of charges to AT&T for those terminated Services.

6.4 During the term of this Agreement, Customer may request from AT&T an alternative proposal for the Services contained within this Agreement. Customer may terminate this Agreement without liability if the parties expressly agree on a replacement agreement. The replacement agreement may include AT&T costs which were not recovered during the term of this Agreement or paid at the termination of this Agreement.

7        WARRANTIES

7.1 AT&T warrants that it will perform its Services in a workmanlike manner. AT&T expressly disclaims any express or implied warranty concerning its Services or the equipment hereunder, other than as may be specifically set out in this Agreement.

7.2 AT&T makes no warranties or representations: (i) for products and services manufactured or provided by a third party or (ii) for the interoperability of the Services


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         with those third party products or services. AT&T will either, as the circumstances dictate, enforce or cooperate with Customer to enforce any warranties or representations made by the applicable third party supplier.

7.3 AT&T shall have no responsibility for ensuring that equipment, assets or software (including, but not limited to, Customer legacy systems) transferred by Customer to AT&T or its designated leasing or financing company is Year 2000 ready. If upgrades, replacements or other changes to such equipment are required, these activities will be handled as a new service.

7.4 Except as specifically disclaimed in items 1 and 2, above, the Services provided under the Agreement shall not, as a result of the date change from year 1999 to the year 2000, fail to perform in accordance with the Agreement (including, but not limited to, Service Levels and their related Performance Credits), in a manner that is material and adverse to the Customer. If such Services do fail in such a manner because of the date change, AT&T will take all commercially reasonable steps to correct any such failure at no additional cost to the Customer.

8        LIMITS OF LIABILITY

8.1 AT&T shall have no obligation to pay for any hardware, software, materials, work or services authorised by Customer to be ordered or accepted by AT&T from other vendors as Customer's agent in accordance with this Agreement. Customer shall indemnify, defend and hold AT&T harmless from any damages, expenses or costs which may result from any suits, actions or claims made against AT&T in connection with such orders. AT&T shall not be liable for any delay, loss, damage or product failure attributable to any service, product or actions of any person other than AT&T, its employees and agents.

8.2 Each Party shall indemnify the other for any injuries to persons or real or personal property caused by its personnel or those of its affiliates and contractors, or their presence in the other Party's facility including, but not limited to, loss due to fire and theft.

8.3 For purposes of the exclusive remedies and limitations of liability set forth in this section, "AT&T" shall be deemed to include its affiliates and the directors, officers, employees, agents and representatives of all of them; and "Damages" shall be deemed to refer collectively to all injury, damage, loss or expense incurred.

8.4 AT&T's entire liability and Customer's exclusive remedies against AT&T for any damages arising from any act or omission relating to this Agreement, regardless of the form of action, whether in contract, tort, strict liability or otherwise, shall be limited to (a) for infringement, the rights and remedies set forth in clause 9; (b) for damages to real or tangible personal property or for bodily injury or death to any person, Customer's proven damages in a court of law; and
         (c) for claims other than those set forth in (a) or (b) above, AT&T's liability shall in no event exceed ten percent (10%) of the Service fees paid to date.

8.5 The provisions of this clause shall survive the termination of this Agreement.

9        INDEMNITY AND DEFENSE

9.1 AT&T warrants to the Customer that the use of the Services and techniques provided by AT&T hereunder shall not infringe upon any patent, copyright or other proprietary rights in any jurisdiction where AT&T provides service. In the event of any action, proceeding or suit by a third party against Customer alleging an infringement of any patent or copyright, or a violation of any trade secret or proprietary rights by reason of the normal use, in accordance with AT&T's specifications, of any Service in the form furnished by AT&T to


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       Customer under this Agreement, AT&T, at its expense, will defend
       Customer, subject to the conditions and exceptions stated below. AT&T will reimburse Customer for any cost, expense or attorney's fee, incurred at AT&T's written request or authorisation, and will indemnify Customer against any liability assessed against Customer by final judgment on account of such infringement or violation arising out of such use.

9.2 Such defense, settlements and payments are conditioned on the following: (a) that AT&T shall be notified promptly in writing by Customer of any such claim; (b) that AT&T shall have sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise; (c) that Customer shall cooperate in a reasonable way to facilitate the settlement or defense of such claim, and that Customer has made no statement or taken any action which might hamper or undermine AT&T's defense or settlement; (d) that such claim does not arise from modifications to Services not authorised by AT&T or from use or combination of the Services with apparatus or equipment not supplied, specified or approved by AT&T; (e) that such claim does not arise from adherence to Customer's instructions or from infringing items of Customer's origin, design or selection, unless AT&T knew that the instructions or items would contribute to an infringement. AT&T shall be under no obligation to investigate the non infringing nature of such items.

9.3 If Customer's use shall be enjoined or in AT&T's opinion is likely to be enjoined, AT&T will, at its expense and at its option, either (a) replace the enjoined service furnished pursuant to this Agreement with a suitable substitute free of any infringement, (b) modify it so that it will be free of the infringement, (c) procure for Customer a license or other right to use it, or (d) AT&T will after its best efforts to exercise options (a), (b), and (c) discontinue the enjoined Service and refund to Customer any amounts paid to AT&T less a reasonable charge for any actual period of use by Customer.]

10     NO CONSEQUENTIAL DAMAGES

10.1 Notwithstanding any other provision of this Agreement, and irrespective of any fault or negligence, neither Party shall be liable to the other for any indirect, incidental, consequential, reliance, or special damages (including, without limitation, damages for harm to business, lost revenues, lost savings, or lost profits), regardless of the form of action, whether in contract, warranty, strict liability, or tort, including, without limitation, negligence of any kind whether active or passive.

11     USE AND PROTECTION OF INFORMATION

11.1 Information furnished or disclosed by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") in connection with or in contemplation of this Agreement, including but not limited to proposals, specifications, drawings, models, samples, data, network designs and design proposals, pricing information, research, computer programs, software and documentation, network configurations, transmission plans, facilities deployment information, prototypes, and related technical or business information shall be deemed
       "Confidential Information" provided that, if in written, graphic or other tangible form, the information may also be, but need not be, indicated by appropriate markings or statements to be confidential or proprietary. Such Confidential Information shall be deemed the property of the Disclosing Party and shall be returned to the Disclosing Party upon request. Information that was previously known to the Receiving Party free of any obligation to keep it confidential or is independently developed by the Receiving Party shall not be deemed Confidential Information.

11.2 The terms and conditions of this Agreement (and all written or oral discussions, negotiations, proposals and other communications related directly thereto) shall be

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       deemed Confidential Information, as to which each Party, and any affiliated companies shall be both a Receiving Party and a Disclosing Party.

11.3 The Receiving Party shall hold all Confidential Information in confidence during the term of this Agreement and for an additional three (3) years following the termination of this Agreement. During that period, the Receiving Party shall use at least the same degree of care as it uses with regard to its own proprietary or confidential information to prevent the disclosure, unauthorised use or publication of Confidential Information. The Receiving Party shall not be required to hold in confidence any Confidential Information which is made public by the Disclosing Party or a third party. In the event that AT&T has access to Customer's Client Account Information, such Client Account Information shall be held confidential in perpetuity.

11.4 Customer and AT&T may disclose Confidential Information to a person (other than a direct competitor of AT&T) retained by Customer or AT&T to provide advice, consultation, analysis, legal counsel or any other services in connection with this Agreement or the Services provided hereunder (hereinafter "Consultant") only after Customer or AT&T provides to the other Party a representation that the Consultant has executed a nondisclosure statement (a) to use such Confidential Information only for the purpose of providing such consultation services to Customer or AT&T, and (b) to be bound by the obligations of a Receiving Party under this Agreement with respect to such Confidential Information.

11.5 A Receiving Party may disclose Confidential Information if such disclosure is in response to an order or request from a court, or a regulatory body; provided, however, that before making such disclosure, the Receiving Party shall, to the extent permitted by law, make all reasonable efforts to give the Disclosing Party advance reasonable notice and opportunity to object to the order or request, and/or obtain a court order to protect the Confidential Information to be disclosed.

12     FORCE MAJEURE

12.1 Neither Party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by: fire; flood; explosion; war; strike; embargo; labour dispute; government requirement; civil or military authority; Act of God, nature or the public enemy; inability to secure materials or transportation facilities; act or omission of carriers or suppliers; acts or failure to act of any governmental authority, including without limitation, the failure or refusal by the United States Department of Commerce, if required, to grant an export license; or any other causes beyond its reasonable control, whether or not similar to the foregoing; provided, however, that Customer agrees to not be relieved of its obligation to make any required payments and any late payment charges that are due to AT&T by reason of such cause. Customer will use reasonable efforts to make any period of such delay in payment as short as possible, unless Customer is contesting such payment in good faith. Each Party shall endeavour to give the other reasonable notice of any such delay.

12.2 Failure of either Party to perform under this Agreement, because of the occurrence of an event of force majeure for more than three (3) months, will represent a ground for its termination on twenty-four
       (24) hours written notice to the other Party.

13     COMPLIANCE WITH LAWS AND REGULATIONS

13.1 Each Party will comply with the applicable laws, regulations, rules, and ordinances in force, including the US Export Administration Regulations.

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14   GOVERNING LAW

14.1 The validity, interpretation and performance of this Agreement shall be governed by the laws of Hong Kong.

15   DISPUTES RESOLUTION

15.1 Any dispute concerning the construction or interpretation of this Agreement or a Party's performance of its obligations thereunder, which are not resolved through good faith consultation between the Parties thereto within forty-five (45) days of initial notification to the other side, may thereafter be submitted by either side to binding arbitration as the exclusive remedy.

15.2 During the forty-five day good faith consultation period, the dispute may be escalated through progressively senior management levels in an attempt to resolve the dispute before resorting to the binding arbitration process.

15.3 All disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in Hong Kong, a the Hong Kong International Arbitration Centre, before a single (1) arbitrator selected by the Parties, and such arbitration, shall be conducted in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce then in effect. If the Parties are unable to agree on a single arbitrator within five (5) business days of submission for arbitration, the matter shall be settled by a panel of three arbitrators and each Party will choose one arbitrator, and those individuals will choose the third arbitrator.

15.4 The parties agree to hold the existence, content and result or award of the arbitrator in confidence.

16   MISCELLANEOUS PROVISIONS

16.1 Neither Party shall publish or use any advertising, sales promotion, press releases, or other publicity matters which use the other Party's name, logo, trademarks, or service marks without the prior written approval of the other Party. The provision of this paragraph shall survive the termination of this Agreement.

16.2 The waiver by either Party of any breach of this Agreement by the other Party in a particular instance shall not operate as a waiver of subsequent breaches of the same or different kind. The failure of either Party to exercise any rights under this Agreement in a particular instance shall not operate as a waiver of the Party's right to exercise the same or different rights in subsequent instances.

16.3 If any provision of this Agreement shall be held to be invalid or unenforceable, it shall be severed from this Agreement, and the remainder of the Agreement shall remain in full force and effect. However, if the provision is essential the Parties shall promptly negotiate a replacement.

16.4 This Agreement may not be assigned by either Party without the written consent of the other, except that either Party may, without the consent of the other, assign this Agreement to an Affiliate, and AT&T may assign its right to receive payments hereunder. AT&T may, in the event of restructuring, assign it to a company that will assume its obligations. AT&T may subcontract all or a portion of the Services to be provided hereunder to an affiliated company or with Customer's prior written consent, to a third party, such consent shall not be unreasonably withheld. AT&T shall be liable for the performance of such subcontractors under the terms and conditions of this Agreement.

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16.5 Any provision of this Agreement which by its context is intended to apply after termination of this Agreement shall survive its termination.

16.6 Any legal action arising from or in connection with this Agreement, or any Service provided or work performed hereunder, must be brought within two (2) years after the cause of action is discovered.

16.7 No change, modification or waiver of any of the terms of this Agreement shall be binding unless included in a written agreement signed by both Parties.

16.8 Under this Agreement, AT&T shall be an independent contractor, maintaining complete control over its personnel and operations. Nothing herein shall be deemed to constitute either Party the partner of the other nor, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other, nor to create any fiduciary relationship between them.

16.9 Not less than six (6) months before the end of this Agreement, the Parties agree to discuss the possible extension of the Agreement. These discussions shall address the evolution of Customer's needs, possible changes in the scope and delivery of the Services and revised pricing for those new and/or changed Services.

17.  ENTIRE AGREEMENT

17.1 This is the entire Agreement between the Parties with respect to the Services provided hereunder. This Agreement supersedes all prior Agreements, proposals, representations, statements, or understandings, whether written or oral, concerning such Services.

18.  LIST OF ATTACHMENTS

18.1 The following Attachments (attachment A, B, C & D) form part of this Agreement if so indicated in this sub-clause. Further Attachments will be incorporated into this Agreement upon signature by both parties.

THIS AGREEMENT has been entered into by the Parties on ______________, 2000.

SIGNED FOR AND ON BEHALF OF           )
AT&T ASIA/PACIFIC GROUP LTD.          )
by its duly authorised Officer        )
                                      )  Signature:   [Illegible]
                                      )            ----------------------------
                                      )  Name:
                                      )            ----------------------------
                                      )
                                      )  Title:
                                      )            ----------------------------






SIGNED FOR AND ON BEHALF OF           )
TELEINFO CO. LTD.                     )
by its duly authorised Officer        )
                                      )  Signature:   [Illegible]
                                      )            ----------------------------
                                      )  Name:
                                      )            ----------------------------
                                      )
                                      )  Title:
                                      )            ----------------------------



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SIGNED FOR AND ON BEHALF OF          )
CYBER 2000 LIMITED                   )
by its duly authorised Officer       )    Signature: /s/ Wayne WeiKang Chen
                                                    ----------------------------
                                     )    Name: Wayne Chen
                                               ---------------------------------
                                     )    Title: Managing Director
                                                --------------------------------





















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ATTACHMENT A                                                         [LOGO] AT&T
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                               ATTACHMENT A

SCOPE OF WORK

AT&T shall act as Customer's single point of contact for providing the Project Management Services from AT&T, the GCH Services from Concert, the MIS from iAsiaWorks, and the provision and installation of gateways from Cisco distributors.

Specifically, AT&T shall provide to Customer the Project Management Services set forth below:

- In Stage I, AT&T shall oversee the procurement and installation of two sets of equipment (one set in Beijing, and the other set in Hong Kong) by Cisco distributors.

- AT&T will also oversee the provisioning of the 128K international IP circuit from Hong Kong to GCH hub in San Francisco.

- In Stage II, AT&T shall oversee the GCH Services by AT&T and MIS by iAsiaWorks. The customer will ensure to obtain all necessary licenses to offer Voice over IP in the territory.

- Cisco distributor, AT&T and iAsiaWorks (collectively, the "Providers") will provide the Services to Customer pursuant to their respective service agreements, copies of which are attached hereto as Attachment D.

-  In addition, AT&T will perform the following services:

   - Act as Customer's appointed agent for the purpose of entering into service agreements with the Providers for the provision of the Services directly from Providers to Customer (the "Service Agreements");

   - Act as the single point of contact for service provisioning for Customer and coordinating with the Providers to resolve service problems;

   - Act as the receipient of individual invoices issued by the Providers for the Services;

   - Combining each of the invoices into one single statement of billing to Customer, including details to be provided by Customer, and obtaining necessary funds from Customer and arranging for the remittance of such funds to the Providers for settlement of the related invoice.

- Notwithstanding any other provision of this Agreement, AT&T shall not be responsible for any delay or failure in the performance of any part of this Agreement to the extent such delay or failure is caused by acts or omissions of carriers or suppiers which are beyond the reasonable control of AT&T, including delays or failures caused by the Providers.

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ATTACHMENT B                                                        [LOGO] AT&T
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                                  ATTACHMENT B


PROJECT MANAGEMENT

AT&T will use its extensive Project Management experiences to help the Customer to meet its business objectives. The goal of Customer and AT&T partnership is to ultimately improve the speed, effectiveness and efficiency in implementing the network. All Project Management activities will be primarily handled out of AT&T's Hong Kong office.

AT&T has defined the Project Management functions into four main stages:

- Pre-implementation

- Implementation

- Implementation Progress Reporting

- Acceptance Testing


1    PRE-IMPLEMENTATION

The pre-implementation planning would allow the Customer's and AT&T's personnel to discuss, establish, and document project activities and schedules. The objectives include the following:

- Organize project team and determine project team structure and interfaces. The AT&T Project Team will work closely with the Customer's staff in the successful implementation of the network. All implementation aspects related to the project will be the responsibility of the AT&T Project Team. A Project Manager, acting as a Single-Point-Of-Contact (SPOC) from the AT&T Project Team, will be the communications channel to the Customer. Towards this end, the Customer will have to identify key personnel to interact with the Project Manager at various stages of the project.

- Determine project phasing, implementation activity, schedule, and responsibility. In drafting the implementation plan, AT&T will take into consideration the Customer's overall deliverables and objectives for its business users.

- At the final stage of the project, AT&T will ensure that the project has come to completion and is ready for hand over to the Customer.


2    IMPLEMENTATION

In the implementation stage, the Project Manager of the AT&T Project Team will:

- Act as the SPOC to the Customer for project status

- Manage the implementation plan and the responsible parties

- Monitor delivery and installation, and track variances

- Establish and manage contingency plans

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THIS AGREEMENT is made:

BETWEEN   AT&T ASIA/PACIFIC GROUP LTD.

          having a place of business at
          30/F Shell Tower, Times Square
          1 Matheson Street
          Causeway Bay, Hong Kong

AND       TELEINFO CO. LTD.

          having a place of business at
          Unit 02, 3/F, Tower III Enterprise Square
          9 Sheung Yuet Road
          Kowloon Bay
          Hong Kong

AND       CYBER 2000 LIMITED

          having a place of business at
          Room 1802 Dominion Centre
          43-59 Queen's Road East
          Hong Kong


IT IS HEREBY AGREED as follows:

1    DEFINITIONS

1.1 "Agreement" means this Agreement, including any Attachments referenced in the Agreement.

1.2 "Attachment" means Attachment (including all Appendices, Schedule, Supplements thereto) to this Agreement.

1.3 "AT&T" means the company, corporation or other legal entity signing this Agreement and any AT&T Affiliated Company which will provide the Services in a designated geographic territory.

1.4 "Customer" means the companies, corporations or other legal entities named above and any Customer Affiliated Company to which Services may be provided by AT&T.

1.5 "Party" means either AT&T or Customer. "Parties" means both AT&T and Customer.

1.6 "Service" means any or all of the Services described in the Attachments to this Agreement.

1.7  "Service Commencement Date" means the date the Service begins.

1.8 Where the context so admits, words importing the singular number shall include the plural and vice versa, words importing persons shall include firms and corporations, and words importing a gender shall include every gender.

1.9 Reference to sub-clauses and clauses are references to sub-clauses and clauses of this

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ATTACHMENT B                                                        [LOGO] AT&T
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The AT&T Project Team will work within the delivery, installation, and provisioning scope and time frame of the equipment suppliers and service providers. In particular, the AT&T Project Team will focus on 2 main areas of activities:

- TRANSMISSION FACILITY SUPPORT

  The AT&T Project Team will order and provision service access facilities from iAsiaWorks on behalf of the Customer. The AT&T Project Team will be in contact with iAsiaWorks to work out issues regarding service installations, provisioning time scales, and resolving service order errors and inconsistencies. Specifically, the AT&T Project Team will:

  1. contact the Customer to get authorization for AT&T to act on behalf of the Customer with iAsiaWorks;

  2. discuss the logistics of circuit and equipment termination with the Customer;

  3. perform service order coordination where AT&T will coordinate with iAsiaWorks for orders to add, move or change services in support of circuit provisioning;

  4. continuously liaise with the iAsiaWorks to ensure that the scheduled delivery times are met and help the Customer take contingency actions if delays occur which are outside of AT&T's and the Customer's control;

- EQUIPMENT INSTALLATION SUPPORT

The AT&T Project Team will work with the Customer to source for, and procure, the required equipment. The AT&T Project Team will coordinate with suppliers for delivery, installation, configuration and validation of the equipment. In particular, the AT&T Project Team will

  1. Work with Customer on the details of the equipment order list;

  2. Seek approval from the Customer on the final configuration details for each component of the equipment;

  3. source for suppliers of the necessary equipment;

  4. raise purchase orders for equipment on behalf of the Customer;

  5. bill the Customer for the cost of the equipment;

  6. obtain confirmation from the Customer that the site is ready for housing the equipment;

  7. coordinate the delivery schedule with the suppliers;

  8. coordinate the installation and testing of the equipment;

  9. coordinate the development of the maintenance contract between the Customer and the suppliers.

  For all hardware and software sourced by AT&T for Customer, the vendor warranties shall be direct between vendor and Customer. A list of such warranties will be maintained by AT&T and updated as equipment modifications are made. The list will be available to Customer upon request.

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ATTACHMENT B                                                        [LOGO] AT&T
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3    IMPLEMENTATION PROGRESS REPORTING

The Project Manager will provide on-going status reports to the Customer through regular project meetings and reports. The AT&T Project Team together with the Customer will determine project milestones to track the status of implementation. The regular project meetings will also activate any contingency plans should there be any project variations.


4    INTEGRATION AND ACCEPTANCE TESTING

At the final stage of the project, the AT&T Project Team will work with the Customer to carry out the acceptance test plan. The AT&T Project Team will work with the equipment suppliers and the iAsiaWorks to ensure that the acceptance test plan's criteria are met.

AT&T will work towards obtaining Customer's acceptance sign-off on the successful completion of the test plan. The project will be considered complete on agreement and sign-off by the Customer that the Test Plan criteria have been met.




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                              AT&T Proprietary
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